Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS
FOR THIRD QUARTER OF 2007

LOUISVILLE, Kentucky (November 8, 2007) – PharMerica Corporation (NYSE: PMC), the second largest institutional pharmacy services company in the United States, today reported the results of its first quarter of operations since becoming a public company.

PharMerica began trading on the New York Stock Exchange under the symbol “PMC” on August 1, 2007.  The Company was created through a combination of the institutional pharmacy businesses of AmerisourceBergen Corporation (NYSE: ABC) and Kindred Healthcare, Inc. (NYSE: KND).  The Company’s results of operations include the year-to-date historical results of Kindred Pharmacy Services, Inc. and the results of operations of PharMerica Long-Term Care, Inc., beginning on August 1, 2007.

In commenting on the Company’s first quarter of operations as a public company, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “These are exciting times for our organization.  We are focused on achieving our synergy targets and improving our customer service.  We are optimistic about our growth prospects given our industry position and the demographic trends in the elderly population.  While we are pleased with the results of our operations, we know there are a number of challenges ahead of us.  Our management team is committed to the Company’s success.”

Third-Quarter Financial and Operational Results

For its third quarter ended September 30, 2007, PharMerica reported net revenues of $377.5 million.

The Company reported a net loss for the quarter of $27.0 million, or $1.07 per diluted share.

On a proforma basis, the Company’s earnings per diluted share for the quarter was $0.06.  PharMerica reported adjusted EBITDA (earnings before integration, merger-related costs and other charges, interest income/expense, taxes, depreciation and amortization) of approximately $14.1 million.

The Company reported that costs associated with integration, merger-related costs and other charges were approximately $46.8 million (see table at the end of this press release).  It also reported a $3.1 million favorable effect recorded in connection with its revised estimate of supplier rebates receivable.

PMC Reports Results for Third Quarter of 2007

November 8, 2007

During the quarter ended September 30, 2007, management performed a comprehensive assessment of bad debt reserve estimation methodologies and reserve levels in light of its expectations around the ultimate ability to collect its accounts receivable balances.  The Corporation considered industry trends, changes in reimbursement sources and procedures, age of receivables and recent collection history.  In connection with the comprehensive assessment of the Company’s bad debt reserves, included in integration, merger-related costs and other charges is a change in accounting estimate to increase the bad debt reserves by $27.9 million.

For the third quarter of 2007, cash flow from operations was $20.1 million.  PharMerica paid $10.0 million on its outstanding borrowings under the term loan during the quarter.

The Company had $265.0 million of term-debt outstanding and approximately $150.0 million of its revolving credit facility available under the Credit Agreement as of September 30, 2007.

The Company dispensed 7.8 million prescriptions during the third quarter.

Pharmacy Transaction

PharMerica, formerly known as Safari Holding Corporation, was formed on October 23, 2006, by Kindred Healthcare, Inc. (“Kindred” or “Former Parent”) and AmerisourceBergen Corporation (“AmerisourceBergen”) for the purpose of consummating the transactions contemplated by the Master Transaction Agreement dated October 25, 2006, as amended (the “Master Agreement”).  Pursuant to the Master Agreement, Kindred and AmerisourceBergen, through a series of transactions (collectively, the “Pharmacy Transaction”), combined their respective institutional pharmacy businesses, Kindred Pharmacy Services (“KPS”) and PharMerica Long-Term Care, Inc. (“PharMerica LTC”), into a new, stand alone, publicly traded company.  The Pharmacy Transaction was consummated on July 31, 2007, (the “Closing Date”).

The shares of common stock of PharMerica were registered with the Securities and Exchange Commission (the “Commission”) on Form S-4/S-1, which was declared effective by the Commission on July 17, 2007, (the “Form S-4/S-1”).

On August 1, 2007, PharMerica began trading on the New York Stock Exchange under the symbol “PMC.”  Under the terms of the Pharmacy Transaction, on the Closing Date, each of KPS and PharMerica LTC borrowed $125.0 million as mutually agreed upon by Kindred and AmerisourceBergen and used such proceeds to fund a one-time, tax-free cash distribution in that amount to their respective parent companies.  Following the cash distributions, Kindred spun off to its shareholders all of the outstanding stock of KPS, and AmerisourceBergen spun off to its shareholders all of the outstanding stock of PharMerica LTC.  Immediately thereafter, separate wholly owned subsidiaries of PharMerica were merged with and into KPS and PharMerica LTC with KPS and PharMerica LTC as the surviving entities of the mergers, and, as a result, KPS and PharMerica LTC became wholly owned subsidiaries of PharMerica.  In the mergers, each Kindred stockholder received approximately 0.366 shares of PharMerica’s common stock in respect of each share of Kindred common stock held on the record date, and each AmerisourceBergen stockholder received approximately 0.083 shares of PharMerica’s common stock in respect of each share of AmerisourceBergen common stock held on the record date.  Immediately following such spin-offs and mergers, the shareholders of Kindred and AmerisourceBergen each owned 50% of the outstanding common stock of PharMerica.  The shares of PharMerica’s common stock held by Kindred and AmerisourceBergen prior to the Pharmacy Transaction were cancelled, and neither retained any ownership of the outstanding shares of common stock of PharMerica.

PMC Reports Results for Third Quarter of 2007

November 8, 2007

For accounting purposes, the Pharmacy Transaction was treated as an acquisition by KPS of PharMerica LTC with KPS being considered the accounting acquirer based on the application of criteria specified in Statement of Financial Accounting Standards “SFAS” No. 141 (“SFAS 141”), “Business Combinations.”  As a result, the accompanying financial statements include certain accounts and results of operations representing the institutional pharmacy business of Kindred.  Because KPS was determined to be the acquirer for accounting purposes, the historical financial statements of KPS became the historical financial statements of PharMerica.  Accordingly, the financial statements of PharMerica prior to the Pharmacy Transaction reflect the financial position, results of operations and cash flows of KPS, which, during the historical periods presented in the accompanying unaudited condensed consolidated financial statements, was a wholly owned subsidiary of Kindred.  Following the Pharmacy Transaction, the financial statements of the current period reflect the financial position, results of operation and cash flows of PharMerica.  The results of operations of PharMerica LTC are included in the results of operations of PharMerica beginning August 1, 2007.

Prior to the closing of the Pharmacy Transaction, PharMerica had no assets or liabilities and conducted no business activity; and the business was operated as separate businesses within two different public companies, Kindred and AmerisourceBergen.

Conference Call

Management will hold a conference call to review the financial results, outlook and related matters on November 9, 2007, at 10:00 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through November 23, 2007, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 97779628.

About PharMerica

PharMerica Corporation is an institutional pharmacy services company servicing healthcare facilities.  PharMerica is the second largest institutional pharmacy services company in the United States based upon pro forma revenues for PharMerica’s combined businesses for the year ended December 31, 2006.  As of September 30, 2007, PharMerica operated more than 120 institutional pharmacies in 40 states.  PharMerica’s customers are typically institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term alternative care settings.  PharMerica Corporation generally is the primary source of supply of pharmaceuticals for its customers.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect PharMerica’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other things, the information concerning PharMerica’s possible future results of operations, business and growth strategies, financing plans, PharMerica’s competitive position and the effects of competition, the projected growth of the industries in which we operate, and the benefits and synergies to be obtained from the Pharmacy Transaction.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause PharMerica’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause PharMerica’s actual results to differ materially from the results referred to in the forward-looking statements we make in this quarterly report include:

PMC Reports Results for Third Quarter of 2007

November 8, 2007

•	changes in or the failure to achieve the underlying assumptions and expectations related to the Pharmacy Transaction;
•	availability of financial and other resources to us after the Pharmacy Transaction;
•
PharMerica’s different capital structure as a stand-alone, publicly traded company, including the Company’s access to capital, credit ratings, indebtedness and ability to raise additional financings and operate under the terms of its debt obligations;

•	a determination by the IRS that the Pharmacy Transaction should be treated as a taxable transaction, in whole or in part, and any tax liabilities and indemnification obligations related thereto;
•	PharMerica’s ability to operate under the terms of the Tax Matters Agreement, including the covenants and restrictions which limit PharMerica’s discretion in the operation of its business;
•
certain conflicts of interest, including, without limitation, conflicts resulting from continuing relationships with PharMerica’s former parent companies and overlapping directorships between PharMerica and its former parent companies;

•	the effects of intense competition in the markets in which we operate;
•	the effects of retaining existing customers and service contracts and ability to attract new customers for growth of PharMerica’s business;
•	the effects of the loss or bankruptcy of or default by a significant customer, supplier or other entity relevant to PharMerica’s operations;
•
PharMerica’s ability to implement its business strategy, including, without limitation, PharMerica’s ability to integrate and consolidate the formerly separate institutional pharmacy businesses of PharMerica’s former parent companies, including costs associated with such integration, and resolve any dislocations or inefficiencies in connection with the Pharmacy Transaction;

•
PharMerica’s ability to successfully pursue its development activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations;

•	PharMerica’s ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs and regulatory compliance costs;
•
the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries;

•
changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payors, or the implementation of other measures to reduce the reimbursement for PharMerica’s services or the services of PharMerica’s customers and the impact of Medicare Part D;

•	PharMerica’s ability, and the ability of PharMerica’s customers, to comply with Medicare or Medicaid reimbursement regulations or other applicable laws;
•	further consolidation of managed care organizations and other third party payors;
•	political and economic conditions nationally, regionally and in the markets in which we operate;
•	natural disasters, war, civil unrest, terrorism, fire, floods, earthquakes, hurricanes or other matters beyond PharMerica’s control;
•	elimination of, changes in or PharMerica’s failure to satisfy pharmaceutical manufacturers’ rebate programs;
•
PharMerica’s ability to obtain goods and services provided by its former parent companies under the Transition Services Agreements, IT Services Agreement and Prime Vendor Agreement at comparable prices and on terms as favorable as those obtained under such agreements;

•	PharMerica’s ability to attract and retain key executives, pharmacists and other healthcare personnel;
•
PharMerica’s ability to comply with the terms of its Corporate Integrity Agreement entered into between the Office of Inspection General of the Department of Health and Human Services and PharMerica LTC on March 29, 2005;

•	PharMerica’s ability to ensure and maintain an effective system of internal controls over financial reporting;
•	PharMerica’s risk to loss not covered by insurance;
•	the outcome of litigation to which PharMerica is a party from time to time;
•	changes in accounting rules and standards, audits, compliance and regulatory investigations;
•	changes in market conditions that would result in the impairment of goodwill or other assets of PharMerica;
•	changes in market conditions in which we operate that would influence the value of PharMerica’s stock;
•	changes in volatility of PharMerica’s stock price and the risk of litigation following a decline in the price of PharMerica’s stock price; and
•	other factors, risks and uncertainties referenced in PharMerica’s filings with the Commission, and those factors.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this quarterly report.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this quarterly report or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on PharMerica’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PMC Reports Results for Third Quarter of 2007

November 8, 2007

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues	$377,533	$169,142	$725,644	$483,383

Cost of goods sold	324,157	142,658	629,984	406,916
Effect of change in estimate on cost of goods sold	(3,102)	–	(3,102)	–
Total cost of goods sold	321,055	142,658	626,882	406,916

Gross profit	56,478	26,484	98,762	76,467

Selling, general and administrative expenses	46,867	16,880	81,249	48,698
Amortization expense	1,399	874	3,425	2,462
Integration, and merger-related costs and other charges	46,828	1,086	52,523	1,086
Operating income (loss)	(38,616)	7,644	(38,435)	24,221
Interest expense (income), net	3,064	(22)	3,056	(90)
Income (loss) before income taxes	(41,680)	7,666	(41,491)	24,311
Provision (benefit) for income taxes	(14,686)	3,028	(14,609)	9,603
Net income (loss)	$(26,994)	$4,638	$(26,882)	$14,708

Earnings (loss) per common share:
Basic	$(1.07)	NM	$(1.46)	NM
Diluted	$(1.07)	NM	$(1.46)	NM
Shares used in computing earnings (loss) per common share:
Basic	25,112,843	NM	18,407,991	NM
Diluted	25,112,843	NM	18,407,991	NM

PMC Reports Results for Third Quarter of 2007

November 8, 2007
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	Sept. 30, 2007	Dec. 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$29,666	$3,730
Accounts receivable, net	217,500	70,364
Inventories	79,221	27,975
Deferred tax assets	48,631	7,484
Prepaids and other assets	22,578	2,896
	397,596	112,449

Equipment and leasehold improvements	86,270	38,692
Accumulated depreciation	(23,833)	(14,316)
	62,437	24,376

Goodwill	158,369	45,239
Intangible assets, net	79,083	38,008
Other	4,445	16,712
	$701,930	$236,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,915	$15,811
Salaries, wages and other compensation	38,825	14,943
Other accrued liabilities	14,644	2,547
	109,384	33,301

Long-term debt and capital lease obligations	265,016	–
Deferred tax liabilities	8,577	1,359
Other long term liabilities	7,666	215

Commitments and contingencies

Minority interest	4,397	3,608

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized and no shares issued, September 30, 2007 and December 31, 2006	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,364,247 shares issued and outstanding, September 30, 2007 and $100 par value; 10 shares issued and outstanding, December 31, 2006	304	1
Capital in excess of par value	307,773	133,683
Accumulated other comprehensive loss	(1,187)	–
Retained earnings	–	64,617
	306,890	198,301
	$701,930	$236,784

PMC Reports Results for Third Quarter of 2007

November 8, 2007
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(26,994)	$4,638	$(26,882)	$14,708
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,480	1,720	8,029	3,786
Amortization	1,399	874	3,426	2,462
Provision for bad debt	6,264	1,919	10,652	6,708
Integration, merger-related costs and other charges	34,730	–	34,730	–
Stock-based compensation	437	152	656	502
Amortization of deferred financing fees	67	–	67	–
Deferred income taxes	(19,608)	50	(22,691)	(1,118)
Loss (gain) on sales of property plant and equipment	787	(3)	930	502
Other	435	(654)	(525)	(2,341)
Change in operating assets and liabilities:
Accounts receivable	(7,532)	(8,639)	(28,301)	(21,169)
Inventories and other assets	(1,750)	(3,334)	(394)	(3,313)
Prepaids and other assets	(7,139)	(3,089)	(8,197)	(958)
Accounts payable	21,695	(492)	27,287	81
Salaries, wages and other compensation	6,404	2,818	7,539	3,883
Other accrued liabilities	6,392	255	6,733	101
Net cash provided by (used in) operating activities	20,067	(3,785)	13,059	3,834

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(3,945)	(2,581)	(14,502)	(6,857)
Acquisitions, net of cash acquired	(11,177)	(13,000)	(4,846)	(13,000)
Other	26	122	343	1,827
Net cash used in investing activities	(15,096)	(15,459)	(19,005)	(18,030)

Cash flows from financing activities:
Net contributions from (to) Former Parent	8,028	15,791	17,279	11,517
Proceeds from long-term revolving credit facility	20,000	–	20,000	–
Repayments of long-term revolving credit facility	(20,000)	–	(20,000)	–
Proceeds from long-term debt	275,000	–	275,000	–
Repayments of long-term debt	(10,000)	–	(10,000)	–
Proceeds from spin-co loans	125,000	–	125,000	–
Repayment of spin-co loans	(250,000)	–	(250,000)	–
Payment of debt issuance costs	(2,014)	–	(2,014)	–
Dividends	(125,000)	–	(125,000)	–
Cash contributions received from minority shareholders	441	637	1,617	3,319
Net cash provided by financing activities	21,455	16,428	31,882	14,836

Change in cash and cash equivalents	26,426	(2,816)	25,936	640
Cash and cash equivalents at beginning of period	3,240	4,834	3,730	1,378
Cash and cash equivalents at end of period	$29,666	$2,018	$29,666	$2,018

Supplemental information
Transfers of property and equipment from (to) Former Parent	$4,921	$(144)	$10,433	$(613)
Cash paid for interest	$946	$–	$946	$–

Supplemental schedule of non-cash investing and financing activities
Acquisition of PharMerica LTC:
Fair value of assets acquired	$320,874	$–	$320,874	$–
Fair value of liabilities assumed or incurred	$174,107	$–	$174,107	$–
Stock issued	$251,400	$–	$251,400	$–

PMC Reports Results for Third Quarter of 2007

November 8, 2007
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income	$(26,994)	$4,638	$(26,882)	$14,708
Add:
Interest expense (income), net	3,064	(22)	3,056	(90)
Integration, merger-related costs and other charges	46,828	1,086	52,523	1,086
Provision (benefit) for income taxes	(14,686)	3,028	(14,609)	9,603
Depreciation and amortization expense	5,879	2,594	11,455	6,248
Adjusted EBITDA	$14,091	$11,324	$25,543	$31,555

Use of Non-GAAP Measures
PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, the company believes that Adjusted EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

INTEGRATION, MERGER-RELATED COSTS AND OTHER CHARGES

The following is a summary of integration, merger-related costs and other charges incurred by PharMerica in the three months and nine months ended September 30, 2007 and 2006:

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Integration costs and other charges
Severance costs	$513	$–	$513	$–
Allowance for doubtful accounts	27,912	–	27,912	–
	28,425	–	28,425	–

Merger-related costs
Professional and advisory fees	5,869	1,086	7,707	1,086
Employee costs	5,034	–	8,369	–
Severance costs	2,188	–	2,188	–
Facility costs	1,884	–	1,884	–
Other costs	3,428	–	3,950	–
	18,403	1,086	24,098	1,086
Total integration, merger-related costs, and other charges	$46,828	$1,086	$52,523	$1,086